CONSENT OF INDEPENDENT AUDITORS

The Shareholders and Board of Directors of
Kopp Funds, Inc.:

We consent to the use of our report included herein and to the reference to our Firm in the Statement of Additional Information under the heading "Independent
Accountants".

/s/ KPMG Peat Marwick L.L.P.

Minneapolis, Minnesota
September 8, 1997